Exhibit 99.2

For More Information:

Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Third Quarter 2014 Financial Results

DHS Task Order Awards, Commercial Expansion, and Certificate-on-Device

New Partner Relationships Drive Positive Outlook

MCLEAN, Va., November 13, 2014 /PRNewswire/ – WidePoint Corporation (NYSE Mkt: WYY) a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the third quarter ended September 30, 2014.

Recent Business Highlights

o	Received four (4) new additional Task Orders, including one issued by the U.S. Citizenship and Immigrations Services (USCIS), under our $600 Million Blanket Purchase Agreement (BPA) with the Department of Homeland Security (DHS).
o	Initiated business support with Compass Group Global in Italy and Mexico. Support in Germany, France, and Spain is scheduled to commence in 2015.
o	Began collaboration with SPYRUS, Inc., to deliver the industry's first Trusted Mobile Windows To Go device that guarantees device identity, personal identity, and secure network access from any global location and commencing initial pilots in 2015.
o	Continued to work closely with three leading device and handset manufacturers to embed Certificate-on-Device security offering into OEM equipment.
o	Entered into a strategic alliance with leading device and handset manufacturer Kyocera Communications, Inc., to offer their ruggedized mobile devices as part of our MMS solutions. Initiated relationship with LG Electronics MobileComm, USA, to jointly market WidePoint Certificate-on-Device and LG Mobile Phones GATE enterprise solutions. Commencing sales and marketing programs and pilots in early 2015.
o	Completed $11.5 million public offering of common stock on November 5, 2014, to fund expanding business relationships and growth opportunities.

Third Quarter 2014 Financial Highlights

•	Net revenue increased 19.1% to $14.6 million from $12.2 million in the third quarter of 2013.
•	Gross margin was 27% of revenue as compared to 24% in the third quarter of 2013.
•	Net loss was approximately $5.9 million as compared to net income of approximately $295,000 in the third quarter of 2013. The third quarter net loss included an approximately $5.0 million non-cash tax provision offsetting a tax asset as a result of various financial and regulatory accounting rules and regulations.

"We continue to witness new task order awards and opportunities in both the federal and commercial marketplaces. Our Certificate-on-Device and other next-generation identity management services in conjunction with our overall MMS portfolio are poised for expansion in 2015 with our new and growing list of partners,” Steve Komar, WidePoint chief executive officer, commented. Mr. Komar further stated, "We continue to be enthusiastic about our expanded list of MMS offerings and, in combination with our recent financial offering of $11.5 million, we believe we should have the tools to support the increasing demands of our new partnerships as we go to market with a number of pilot programs and other new sales opportunities.”

James McCubbin, WidePoint CFO, added, “The investments that we continue to fund in capital and effort appear to be laying the foundation for a financial model of success. Improvements in our balance sheet from our recent capital raise should allow us to both continue to fund and support our new partnerships and contract obligations as they expand in 2015. With a number of new and exciting opportunities expected to start in pilot phase as we enter 2015, along with the commencement of sales and marketing efforts with our partners, we believe 2015 should demonstrate continued revenue growth and transition from a period of operational losses to operational earnings.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Thursday, November 13, 2014. Anyone interested in participating should call 1-888-438-5491 if calling within the United States or 1-719-457-2627 if calling internationally. There will be a playback available until November 27, 2014. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 2208379 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=111895.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,079,485	$-
Accounts receivable, net of allowance for doubtful accounts of $101,157 and $30,038 in 2014 and 2013, respectively	8,859,476	7,612,400
Unbilled accounts receivable	3,416,224	1,561,030
Inventories	39,084	61,338
Prepaid expenses and other assets	414,841	533,944
Income taxes receivable	-	763

Total current assets	15,809,110	9,769,475

NONCURRENT ASSETS
Property and equipment, net	1,710,790	1,545,951
Intangibles, net	3,728,542	3,613,271
Goodwill	20,838,927	16,618,467
Deferred income tax asset, net of current	699,350	4,407,630
Deposits and other assets	122,950	120,046

TOTAL ASSETS	$42,909,669	$36,074,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$392,222	$916,663
Short term note payable	45,420	119,336
Accounts payable	6,071,801	3,228,586
Accrued expenses	3,911,505	4,407,286
Deferred revenue	754,294	40,911
Income taxes payable	107,567	217,982
Deferred income taxes	700,743	700,743
Current portion of long-term debt	2,174,722	1,150,455
Current portion of deferred rent	2,169	78,525
Current portion of capital lease obligations	48,011	45,125

Total current liabilities	14,208,454	10,905,612

NONCURRENT LIABILITIES
Long-term debt, net of current portion	1,544,376	2,509,492
Capital lease obligation, net of current portion	83,145	57,119
Deferred rent, net of current portion	155,418	2,421
Deferred revenue	63,135	82,494
Deposits and other liabilities	1,964	1,964

Total liabilities	16,056,492	13,559,102

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 73,425,328 and 63,907,357 shares issued and outstanding, respectively	73,425	63,907
Additional paid-in capital	81,800,617	69,867,491
Accumulated other comprehensive (loss)	(107,572)	-
Accumulated deficit	(54,913,293)	(47,415,660)

Total stockholders’ equity	26,853,177	22,515,738

Total liabilities and stockholders’ equity	$42,909,669	$36,074,840

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
REVENUES	$14,555,908	$12,222,505	$36,552,708	$35,534,573
COST OF REVENUES (including amortization and depreciation of $309,276, $363,040, $976,116, and $1,100,968, respectively)	10,571,518	9,243,536	26,487,285	25,754,110

GROSS PROFIT	3,984,390	2,978,969	10,065,423	9,780,463

OPERATING EXPENSES
Sales and Marketing	868,152	675,780	2,751,323	2,361,900
General and Administrative Expenses (including share-based compensation of $70,397, $68,659, $237,101, and $180,927, respectively, and gain on change in fair value of contingent obligation of $0, $661,000, $0, and $1,250,000, respectively)	3,816,100	2,282,991	10,538,220	7,196,607
Depreciation and Amortization	179,977	74,142	392,706	213,661

Total Operating Expenses	4,864,229	3,032,913	13,682,249	9,772,168

LOSS FROM OPERATIONS	(879,839)	(53,944)	(3,616,826)	8,295

OTHER INCOME (EXPENSE)
Interest Income	6,290	2,727	11,614	6,188
Interest (Expense)	(47,020)	(15,414)	(139,578)	(130,933)
Other Income (Expense)	(5,159)	5,927	6,640	14,432

Total Other Income (Expense)	(45,889)	(6,760)	(121,324)	(110,313)

LOSS BEFORE PROVISION FOR INCOME TAXES	(925,728)	(60,704)	(3,738,150)	(102,018)
INCOME TAX PROVISION (BENEFIT)	4,975,968	(355,525)	3,759,483	(500,921)

NET (LOSS) INCOME	$(5,901,696)	$294,821	$(7,497,633)	$398,903

BASIC EARNINGS PER SHARE	$(0.081)	$0.005	$(0.106)	$0.006

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	73,195,464	63,824,647	71,029,985	63,776,387

DILUTED EARNINGS PER SHARE	$(0.081)	$0.005	$(0.106)	$0.006

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	73,195,464	64,014,359	71,029,985	64,103,082